                                                                   EXHIBIT 10.10

                           In commercial confidence

THE UNDERSIGNED,

 .    PTT Telecom BV, a private company with limited liability under Dutch law with its registered office at Prinses Beatrixlaan 23, The Hague, duly represented for the present purposes by Rik Luchies, International Sales Manager U.S.A. & Canada, of Station 12, the satellite division of PTT Telecom, hereafter called `Station 12',

and

 .    SkySite Communications Corporation, a corporation duly organised and existing under the laws of California, having its statutory office at 11500 Sherman Way, North Hollywood 91605, California, U.S.A., duly represented for the present purposes by Mayo Overbeck, National Sales Director, hereafter called `the Service Provider',

WHEREAS:

 .    Station 12 offers mobile satellite services including but not limited to services based on the Inmarsat mini-M service;

 .    based on the Inmarsat mini-M service, Station 12 has developed special subscription-offerings, which offerings are marketed by Station 12 under the brand name of `Altus';

 .    Station 12 is willing to use third parties referred to as service providers and agents to market and sell the Altus subscriptions;

 .    the Service Provider is able and willing to promote, stimulate and offer end-users the aforementioned Altus subscriptions;

PARTIES HAVE AGREED AS SET FORTH BELOW:

CLAUSE 1 / DEFINITIONS
----------------------

mini-M Service       :  the telecommunication service as described in Appendix 1
                                                                      ----------
                        offered by Station 12 and enabling communication from, to and between Terminals, through Inmarsat satellite(s) and a land earth station;

Altus Subscription   :  a special offering developed by Station 12, which
                        offering comprises a Connection and a SIM-card;

Connection           :  the possibility of using the mini-M Service;

Terminal             :  movable transmitting and receiving equipment suitable
                        for use of the Mini-M Service;

End-user             :  a natural or legal person who has concluded a contract
                        with the Service Provider for an Altus subscription;

Value Added Services :  the services defined in Appendix 2;
                                                ----------

SP Services          :  the services which the Service Provider itself may
                        develop and provide;

                                       1
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                           In commercial confidence

Facilities            : special telecommunication features incorporated in the
                        mini-M Service, as described in Appendix 2;
                                                        ----------

Forward ID Terminal   : a unique identification number issued by or on behalf of the Inmarsat organisation to a terminal manufacturer, which number is linked to a Terminal;

Forward ID SIM-Card   : a unique identification number issued by or on
                        behalf of the Inmarsat organisation to a SIM-Card manufacturer, which number is linked to a SIM-Card;

SIM-Card              : a subscriber identity module, which has to be used
                        with a Terminal and which enables use of the Mini-M Service through such Terminal;
CLAUSE 2/SUBJECT
----------------

2.1 Subject to the terms and conditions set out in this contract, Station 12 grants the Service Provider the right and the Service Provider accepts the right to provide Altus Subscriptions as described in Appendix 2, either
                                                          ----------
     directly or indirectly through intermediaries, to End-users. The Service Provider shall pay all charges relating to Altus Subscriptions and Value Added Services it has purchased from Station 12. In the event that the Service Provider offers its own SP Services to End-users, the Service Provider warrants that these services shall not in any way affect the proper functioning of the mini-M Service.

2.2 The Service Provider shall act in its own name, fat its own account and at its own risk. The Service Provider is not allowed to legally represent Station 12 in any way whatsoever,

2.3 The trading area of the Service Provider is defined in the covering letter attached to this contract on the understanding that the Service Provider shall not be allowed to restrict in any way the possibilities for End-users to apply to Station 12 and/or the possibilities for End-users in the European Economic Area to apply to other service providers of Station 12 for the supply of Altus Subscriptions, without enlisting the Service Provider. Station 12 has the right to offer Altus Subscriptions in the trading area of the Service Provider itself, either directly or indirectly through its agents or otherwise.

2.4 Station 12 is entitled to conclude similar contracts with parties other than the party to this contract.

CLAUSE 3/PROVISION OF ALTUS SUBSCRIPTIONS
------------------------------------------

3.1 Station 12 shall supply the Service Provider with Altus Subscriptions and Value Added Services, which the letter can provide to End-users, possibly together with a Terminal or with SP Services.

3.2 Station 12 shall offer various types of Altus Subscriptions. The range and content of subscriptions shall be subject to change by Station 12. Station 12 shall inform the Service Provider accurately in advance of its range of subscriptions and any combinations thereof. The different types of subscriptions offered by Station 12 are listed in Appendix 1 and 2.
                                                       ----------------

3.3 The Service Provider shall offer the full range of Altus Subscriptions and shall ensure that its offerings meet market demand.

                                       2
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                           In commercial confidence

3.4 The contracts concerning Altus Subscriptions shall be concluded with End-users by the Service Provider in its own name and at its own expense and risk, directly or indirectly through intermediaries. The Service Provider shall be fully responsible and liable to Station 12 for all third parties used by the Service Provider.

3.5 Altus Subscriptions can be terminated after a minimum period of one year, subject to a period of notice of one month. In the event that termination has not taken place one month before expiry of the minimum period, the agreement for the Altus Subscription shall automatically be extended for subsequent one-year periods. The extended agreement can only be terminated at the end of the then current one-year period, subject to a period of notice of one month. The Service Provider shall terminate the Altus Subscriptions via Station 12, using the form contained in Appendix 2.
                                                               ----------

3.6 All intellectual property rights relating to the mini-M Service, the Altus Subscriptions and the Value Added Services - including but not limited to any such rights to specifications, documentation and other information supplied by Station 12 - shall remain vested in Station 12 or the party from whom Station 12 has obtained a licence. The Service Provider shall acquire no powers in relation to these rights other than those expressly stated in this contract.

CLAUSE 4/SIM-CARDS
------------------

4.1 Altus Subscriptions shall be sold and used in combination with Station 12 SIM-cards. The Service Provider is not allowed to offer Altus Subscriptions otherwise, unless it has obtained Station 12's prior written consent thereto. The SIM-cards shall be supplied to the Service Provider solely for the purpose of delivering Altus Subscriptions to End-users,

4.2 The Service Provider shall ensure it has sufficient SIM-cards available so that it will be able to meet the forecasted demand which will mutually be agreed. The Service Provider shall fulfil this obligation by ordering the agreed amount of cards in good time, according to the ordering procedure for SIM-cards as described in Appendix 2.
                                   ----------

4.3 The Service Provider shall owe Station 12 an advance amount for each SIM-card as specified in Appendix 2. The Service Provider shall be reimbursed
                          ----------
     for this advance amount if certain conditions, detailed in Appendix 2, are
     met.                                                       ----------


4.4 The Service Provider shall be and remain fully responsible and liable to Station 12 for the SIM-cards and the use thereof, delivered to the Service Provider. This obligation remains in effect, also after the SIM-card has been provided to an End-user. The Service Provider shall, as part of this obligation, ensure safe storage of the cards to prevent theft and/or misuse and shall protect the cards from harmful influences (e.g. corrosive substances, static discharges, direct sunlight and chemicals),

4.5 SIM-cards may be exchanged in certain cases. The conditions for such exchange as well as the procedure to be followed in that event, are detailed in Appendix 2. Appendix 2 also contains warranty provisions
                 ----------  ----------
     applicable to SIM-cards.

4.6  Station 12 remains the owner of the SIM-cards.

4.7 The Service Provider may not, in any way, alter the lay-out of the SIM-card.

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                           In commercial confidence

4.8 Station 12 shall be entitled, at its own cost, to exchange SIM-cards already supplied to the Service Provider, if deemed necessary by Station 12 for technical reasons (including but not limited to alterations) relating to the SIM-Card and/or the mini-M Service. Reasonable costs incurred by the Service Provider in relation to such exchange shall be refunded by Station 12.

CLAUSE 5 / ACTIVATION OF ALTUS SUBSCRIPTION
-------------------------------------------

     The Service Provider shall comply with the service activation procedure as described in Appendix 2.
                  ----------

CLAUSE 6 / TARIFFS AND DISCOUNTS
--------------------------------

6.1 The Service Provider shall owe all amounts for the Altus Subscriptions, Value Added Services, Facilities and administrative services purchased by the Service Provider from Station 12. The tariffs for the Altus Subscriptions are laid down in the covering letter, Separate tariffs for Value Added Services, Facilities and administrative services are stated in Appendix 2. The recommended prices for Altus Subscriptions at end-user
     ----------
     level are stated in Appendix 1.
                         ----------

6.2 The Service Provider shall receive the standard fees detailed in the covering letter attached to this contract.

6.3 Station 12 may amend the tariffs for the Altus Subscriptions, detailed in the covering letter, the separa writing of any amendment as soon as possible, taking into account a period of at least one month.

6.4 The stated tariffs are exclusive of Value Added Tax (VAT) and any other statutory duties which may be payable.

6.5 The Service Provider shall be liable to Station 12 for all charges relating to use by End-users of the Altus Subscription purchased by the Service Provider, from the moment on which the Altus Subscription to which the amounts relate, is activated. Appendix 2 describes the relevant procedures
                                   ----------
     in this respect.

CLAUSE 7 / PAYMENT OF FEES TO SERVICE PROVIDER
----------------------------------------------

7.1 Fees due to the Service Provider shall be paid to the Service Provider in accordance with the provisions relating thereto in Appendix 2.
                                                        ----------

7.2 Station 12 shall be entitled to set off any amount due to Station 12 by the Service Provider against any fee or any other amount due by Station 12 to the Service Provider.

CLAUSE 8 / PAYMENT OF ALTUS SUBSCRIPTIONS TO STATION 12
-------------------------------------------------------

8.1 Station 12 shall invoice the Service Provider monthly in accordance with the procedure described in Appendix 2 for all amounts owed by the Service
                                ----------
     Provider. Amounts due for Altus Subscriptions shall be payable in US
     Dollars.

                           In commercial confidence

8.2 Invoices for the Altus Subscriptions shall contain itemised details of each individual Altus Subscription. The details to be itemised and the manner of their presentation are laid down in Appendix 2. The itemised information
                                         ----------
     shall in any event be sufficient to enable the Service Provider to invoice each End-user separately. The Service Provider shall use the itemised information only for the purpose for which it is provided and, unless obliged by law, shall not disclose such information to parties other than the relevant End-user,

8.3 The Service Provider shall pay the amounts stated on the invoices referred to in Clause 8.1 within thirty days of the date of invoice through a bank transfer to a bank account held and specified by Station 12.

8.4 If payment is not made within the period specified in clause 8.3. the Service Provider shall be deemed in default in which case Station 12 shall be legally entitled to charge interest and costs for late payment.

8.5 The information registered by Station 12 shall be decisive in determining the amounts payable by the Service Provider unless the Service Provider can prove that such information is incorrect. Station 12 shall compile the information with the care which may be expected in such circumstances.

8.6 In the event that the Service Provider disputes (part of) an invoice, the Service Provider shall submit written objections to such invoice within thirty days of the date of invoice. The submission of an objection shall not entitle the Service Provider to defer payment of the undisputed part of the invoice. It an objection is submitted after an invoice has been paid, Station 12 shall set off any excess amount - if the objection results in modification of the invoice - against the amounts billed on the first possible invoice after determination of the excess amount.

8.7 From the date this contract comes into effect to six months after it expires or terminates, the Service Provider shall provide at its own expense an irrevocable and unconditional bank guarantee payable on demand in favour of Station 12 which shall be issued by a bank approved by Station 12, or shall provide some other form of security as may be agreed by parties. Station 12 shall determine the amount of the initial bank guarantee. The amount for which a bank guarantee is required may be modified by Station 12 once every three months. The Service Provider is obliged to provide Station 12 with a bank guarantee for the modified amount as soon as possible after such request.

CLAUSE 9 / TAKING CONNECTIONS OUT OF SERVICE
--------------------------------------------

9.1 Station 12 is entitled to take a Connection, provided to the Service Provider, out of service if the Service Provider fails to pay amounts owed in respect of one or more Altus Subscriptions and is in default by virtue of Clause 8.4 and disconnection is justified by the default, or if the Service Provider fails in any other way to fulfil its obligations under this contract to such an extent that Station 12 can not be expected to allow the Connection to remain operational- Station 12 shall be entitled to take a Connection out of service without notifying the party in default, if an End-user misuses its Connection to such an extent that Station 12 can not be reasonably expected to maintain the Connection concerned. Station 12 shall inform the Service Provider forthwith it this situation arises.

                           In commercial confidence

9.2 At the request of the Service Provider, Station 12 shall take a Connection Out of service, temporarily or otherwise, according to the procedure described in Appendix 2. Station 12 shall charge the Service Provider a
                   ----------
      barring fee, specified in Appendix 2, which barring fee is due for every
                                --------
      request for disconnection made by the Service Provider.

9.3 The provisions of Clause 9.2 shall also apply if Terminals are lost or in the event of fraud. In such cases Station 12 shall take the Connection out of service directly at the request of the Service Provider and no usage-related charges shall be payable from the moment on which the Connection concerned is confirmed to be taken out of service.

9.4 The fixed monthly tariffs shall continue to be payable while a Connection is out of service until the Service Provider terminates its contract with the End-user. If the contract is terminated within a one-year contract period as referred to in Clause 3.5, the fixed monthly tariffs shall be payable for the remainder of the then current one-year period.

9.5 If an Altus Connection is taken out of service under the provisions of Clause 9.1, it shall be activated again after the Service Provider has paid the amounts owed to Station 12. If a Connection is taken out of service under the provisions of Clause 9.2 or 9.3, it shall be activated again in accordance with the procedure detailed in Appendix 2.
                                                         ----------

Clause 10 / Chances to the mini-M Service and to Value Added Services
---------------------------------------------------------------------

10.1 Station 12 has the right to change, modify and improve the mini-M Service and/or Value Added Services at any time. Station 12 shall not temporarily restrict or discontinue the offered mini-M Service and/or Value Added Services without good reason and shall, in the event of restriction or discontinuation, resume the mini-M Service and/or Value Added Services immediately after the changes, modifications or improvements have been made. Station 12 shall notify the Service Provider in advance of planned changes, modifications or improvements which may affect use of the mini-M Service, Value Added Services and/or Terminals. If timely notification is not possible due to the urgent nature of the changes, modifications or improvements, Station 12 shall immediately inform the Service Provider and parties shall consult on the consequences of such late notification. The Service Provider shall not be entitled to any compensation from Station 12 on the grounds of restriction or temporary discontinuation of the mini-M Service and/or Value Added Services.

10.2 Station 12 shall inform the Service Provider in good time of changes in the geographical cover of the mini-M Service and of changes in the technical characteristics and features and Facilities of the mini-M Service and/or Value Added Services, in so far as the changes are significant to the Service Provider or End-users. In the event that changes restrict the scope of usage of all or some End-users or necessitate the modification of Terminals, Station 12 shall consult with the Service Provider as early as possible in connection with the nature of the changes.

10.3 Facilities which can be made available to End-users in combination with Connections shall be introduced in the mini-M Service. Station 12 shall inform the Service Provider in good time of the introduction of new Facilities.

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                           In commercial confidence

CLAUSE 11 / MAINTENANCE AND FAULTS
----------------------------------

11.1 Station 12 shall be responsible for the maintenance of the mini-M Service. The Service Provider shall report faults to Station 12 as quickly as possible after discovering them. Station 12 shall use its reasonable endeavours to clear faults in the functioning of the mini-M Service as soon as possible after they are discovered or reported. The procedure for the exchange of information between Station 12 and the Service Provider in this respect, is described in Appendix 2.
                                    ----------

11.2 The costs of fault clearance shall be borne by Station 12 unless the fault is caused by malfunctioning Terminals, or misuse of Terminals, in which case Station 12 shall be entitled to charge the Service Provider for the cost of the investigation and work involved in clearing the fault.

CLAUSE 12 / MARKETING PLAN, SALES SYSTEM, CO-MARKETING, SERVICE MARKS
---------------------------------------------------------------------

12.1 At least two months before the start of a calendar year, the Service Provider shall submit to Station 12 a marketing plan which covers the following year. The Service Provider shall update the marketing plan during the calendar year if so requested by Station 12. The marketing plan shall conform with the requirements laid down in Appendix 3.
                                                       ----------

12.2 The direct and indirect sales system of the Service Provider shall be subject to special requirements. The Service Provider shall meet these requirements by complying to the quality criteria described in Appendix 4.
                                                                     ----------

12.3 The Service Provider shall promote the sale of Altus Subscriptions and the Value Added Services of Station 12 effectively and to the best of its ability and shall advertise these services by suitable means.

12.4  Station 12 shall support the Service Provider with co-marketing.

12.5 As long as the Service Provider is a party to the contract, it shall have the right to use the trade marks, service marks, trade names, brand names and logo's of Station 12 and/or its parent company contained in Appendix 6
                                                                      ----------
      for the purpose of providing Altus Subscriptions and acquiring new End-users. The Service Provider shall comply with any instructions which Station 12 may give for the use of the marks and related designations and logos. The same right and obligation shall apply to any new marks which Station 12 and/or its parent company may introduce in connection with Altus Subscriptions or the mini-M Service.

CLAUSE 13 / END-USER TARIFFS AND GENERAL CONDITIONS
---------------------------------------------------

      Station 12 has established recommended tariffs for all its services, but the Service Provider is free to establish its own tariffs and general conditions on the understanding that it shall publish its tariffs and other general conditions and supply them to any person requesting them. The Service Provider shall inform Station 12 of its tariffs and other general conditions, as well as all changes made to them, after they have taken effect.

                           In commercial confidence

CLAUSE 14 / CONTRACTS WITH END-USERS
------------------------------------

14.1 The Service Provider warrants that all contracts for Altus Subscriptions and Value Added Services which the Service Provider or a party acting on its behalf concludes with End-users include the provisions of this contract which affect or concern End-users. The contracts shall in any event include provisions on the following matters:
      . regulations regarding use of the mini-M Service or the Value Added Services in so far as these have been imposed by or on behalf of Inmarsat and/or the government of the country where the agreement for the mini-M Service is concluded and of the country where the mini-M Service is used, including but not limited to licensing regulations and transborder restrictions in the region and the obligation to use only Terminals approved according to legal and/or regulatory requirements;
      . the binding nature of the data kept by Station 12 with regard to the charges for the Altus Subscription, the Value Added Services and relating to the Forward ID Terminal and the Forward ID SIM-Card;
      . the submission of complaints by End-users to the Service Provider and not to Station 12; a statement that the mini-M Service is not suitable for maritime distress and safety purposes ("GMDSS").

14.2 The Service Provider shall manage its databases of End-users in conformity with the requirements laid down in the Data Protection Act, if applicable, or any other Act on this subject which may apply to the Service Provider. Within the framework of this Act and in relation to its End-users the Service Provider shall reserve the right to make their names and addresses known to Station 12. The Service Provider shall reserve the right to make known the names and addresses of its End-users to Station 12 or to other Service Providers of Station 12 in the case of expiry or termination of this contract as described in Clause 22.2. The Service Provider shall give Station 12 the names and addresses of its End-users and provide all necessary co-operation if Station 12 needs these details to comply with a legal requirement. Station 12, shall use the names and addresses exclusively for the purposes described above.

14.3 The Service Provider shall take adequate measures to ensure the confidentiality of data concerning End-users. The Service Provider shall specifically ensure that no information concerning communication conducted by End-users is disclosed, except in cases where the law explicitly requires the disclosure of such information,

14.4 The Service Provider shall indemnify Station 12 against claims by End-users resulting from inadequate observance of the provisions of Clauses 14.1, 14.2 and 14.3.

14.5 The Service Provider shall hold End-users liable, in law and otherwise, for fulfilment of the obligations to which End-users are subject under their contracts with the Service Provider, if Station 12 reports any non-observance of such obligations to the Service Provider and the non-observance directly damages the interests of Station 12.

CLAUSE 15 / TERMINALS
---------------------

     The Service Provider can purchase Terminals from Station 12, in which case a separate agreement for the sale/purchase of Terminals shall be concluded. However, the Service Provider is free to choose the Terminals it wishes to offer End-users, provided these Terminals meet the conditions laid down by low and by Inmarsat.

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                           In commercial confidence

CLAUSE 16 / LIABILITY
---------------------

16.1 Station 12 shall not be liable except in the following cases and only to the maximum amount stated below per case:
       - direct damage arising from death or personal injury resulting from the non-functioning or incorrect functioning of the mini-M Service and/or any Value Added Service, which nonfunctioning or incorrect functioning is imputable to Station 12: an amount not exceeding US Dollars 500,000.- per event or connected series of events;
       - direct damage to tangible property of the Service Provider resulting from the nonfunctioning or incorrect functioning of the mini-M Service and/or any Value Added Service, which non-functioning or incorrect functioning is imputable to Station 12, costs of repair or replacement, with a maximum of US Dollars 500,000.- per event or connected series of events.

      If one of the above occurrences results in more then one claim and the combined claims exceed the maximum amount stated for such occurrence, the claim shall be settled proportionately.

16.2 Station 12 shall not be entitled to invoke an exclusion or limitation under Clause 16.1 if the damage concerned has arisen through an act or omission it perpetrated intentionally or recklessly in the knowledge that the damage was likely to occur.

16.3 The Service Provider shall indemnify Station 12 against all claims by third parties, including but not limited to End-users, arising from the non-functioning or incorrect functioning of Terminals, equipment, other products, SP Services or other services supplied or provided by the Service Provider or arising from circumstances imputable to the Service Provider, whether or not these circumstances relate to the mini-M Service and/or any Value Added Service.

16.4 If an End-user has caused damage to Station 12 for which the Service Provider is not liable to Station 12 under this contract, the Service Provider shall endeavour to recover the costs involved from the End-user at Station 12's written request and expense.

CLAUSE 17 / FORCE MAIEURE
-------------------------

17.1 The obligations of parties under this contract shall be legally suspended if performance is made temporarily or permanently impossible by circumstances which are beyond the reasonable control of the party invoking them.

17.2 The circumstances referred to in Clause 17.1 shall in any event be deemed to exist if The authority of Station 12 to allocate numbers is withdrawn or suspended and if the licences or permits required for the future installation, maintenance or use of a land earth station of Station 12 can not be obtained or can not be obtained on time.

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                           In commercial confidence

CLAUSE 18 DISSOLUTION OF THE CONTRACT
-------------------------------------

      In addition to The grounds on which an agreement may be dissolved in law, either party shall, at any time, be entitled to dissolve this contract with immediate effect by written notice to the other party and without application to a court of law in the following cases:

       - if the other party has applied for or has been granted suspension of payments or if the other party has been declared bankrupt or a petition of bankruptcy has been filed; or
       - if the other party has invoked force majeure and the force majeure lasts for more than a period of one (1) month or as soon as it is established by both parties that it will last for more than a period of one (1) month; or
       - if the other party fails to meet any of its obligations under the terms of this contract and does not or is not able to remedy such failure within fourteen (14) days of a written notice to such effect, or, if the notifying letter contains a longer remedy period, within the remedy period stated in such letter, unless the failure, given its special nature or minor importance, does not justify the dissolution of the contract and the consequences flowing therefrom

CLAUSE 19 / TERMINATION ON SPECIAL GROUNDS
-------------------------------------------

19.1 Station 12 has the right to terminate the contract taking into account a notice period of fourteen (14) days, if a significant change occurs or has occurred in the ownership of the Service Provider, a parent company or a holding company or if the Service Provider transfers its business activities.

19.2 Station 12 has the right to terminate the contract taking into account a notice period of fourteen (14) days, if the Service Provider, the parent company, holding company or a company associated with the Service Provider intends to operate a land earth station itself.

19.3 Station 12 has the right to terminate the contract forthwith if the Service Provider no longer meets the criteria determined by Station 12 and laid down in Appendix 7 and/or if the turnover of Altus Subscriptions
                   ----------
      generated by the Service Provider justifies termination. Station 12 shall have the right to terminate the contract only after having informed the Service Provider in writing that it is in default and the Service Provider has failed to meet its obligations within a reasonable term, which term shall be determined by Station 12 taking into account the nature of the obligation concerned.

19.4 Termination under this Clause shall be effected by means of a written, extra-judicial declaration by the party entitled to do so.

CLAUSE 20 / DURATION OF THE CONTRACT
-------------------------------------

       The contract shall take effect on the date on which it is signed by both parties and shall, subject to the provisions of Clause 18 and 19, remain in force for an initial period of two years, Unless the contract has been terminated by either party in writing three months before the expiry of the initial period, the contract shall automatically be extended for subsequent one-year periods. The extended agreement can only be terminated at the end of the then current one-year period, subject to a period of notice of three months.

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                           In commercial confidence

CLAUSE 21 / CHANGED CIRCUMSTANCES, REGULATIONS IMPOSED BY INMARSAT AND THE DUTCH
--------------------------------------------------------------------------------
GOVERNMENT
-----------

21.1 If circumstances occur which are of such a nature that the other party can not reasonably and fairly be expected to allow this contract to remain in effect unaltered, each party shall be obliged to consult the other with a view to altering the contract in accordance with the changed situation. If parties can not reach agreement on such an alteration, each party shall have the right to dissolve the contract forthwith without giving a period of notice and without any liability for compensation.

21.2 Station 12 shall inform the Service Provider of any regulations which the Dutch government or Inmarsat impose on Station 12 if Station 12 can not comply with the regulations without the co-operation of the Service Provider or End-users. In these circumstances the Service Provider shall be obliged to cooperate in observing these regulations and shall impose obligations to this effect on End-users, if necessary.

21.3 Station 12 is legally bound to comply with a request of low enforcement agencies relating to the lawful interception of telecommunication, in addition to which Station 12 is legally bound to put the Service Provider under the obligation to render its assistance in complying with such request. The Service Provider shall render its assistance in this respect and shall indemnify Station 12 against claims by third parties for compensation of damage related to such lawful interception to the extent that the claim for damages is based on the assistance rendered by the Service Provider.

CLAUSE 22 / OTHER OBLIGATIONS OF THE SERVICE PROVIDER
------------------------------------------------------

22.1 When the contract expires or is terminated, the Service Provider shall immediately:

      - remove all means of advertising which have been supplied in connection with this contract for the mini-M Service, Altus Subscriptions and Value Added Services of Station 12 and return them if they belong to Station 12;
      - discontinue all forms of advertising relating to the mini-M Service, Altus Subscriptions and Value Added Services of Station 12 and discontinue all use of all trade marks, service marks, trade names, brand names and logo's of Station 12 and/or its parent company, irrespective of their form;
      - return all SIM-cards which have not been supplied to End-users as well as SIM-cards of End-users whose contracts have been terminated or dissolved;
      - refrain from representing itself as a service provider of Station 12. In the event that the Service Provider breaches this obligation, the Service Provider forfeits an immediately payable penalty of US Dollars 25,000,-.

22.2 On expiry or termination of this contract by either party, for whatever reason, the following provisions shall apply. Expiry or termination of this contract shall automatically, at the same time, lead to (in most cases premature) termination of Altus Subscriptions. With regard to premature termination of Altus Subscriptions, the Service Provider shall immediately owe Station 12 the pro rata part for the remaining contract period of each Altus Subscription of the fixed yearly fee, which fee was paid to the Service Provider in advance for the total contract year of an Altus Subscription. Without prejudice and in addition to this obligation, the Service Provider shall also have the following obligations with regard to the Altus Subscriptions:

                           In commercial confidence

     - the Service Provider is obliged to provide Station 12, within one (1) week after the date on which the party terminating the contract has given notice, with a data file of the Altus Subscriptions in force containing i.a. the following information arranged by subscription; End-user name, address, Forward ID Terminal, Forward ID SIM-Card and other relevant information (including payment records). In the event that the Service Provider does not comply with this obligation, the Service Provider forfeits an immediately payable penalty, which penalty shall be calculated as follows. The penalty due is the total of all subscriptions registered in the name of the Service Provider multiplied by an amount of US Dollars 875.- per subscription, In the event that only part of the data file is provided, the full penalty, as described in this paragraph, shall be due to Station 12. For every week that the Service Provider fails to comply with this obligation, the Service Provider forfeits an additional immediately payable penalty of US Dollars 100.- per subscription registered in the name of the Service Provider.

     - Within one (1) week after the date on which the party terminating the contract has given notice, the Service Provider is obliged to inform Station 12 in writing concerning settlement of the Altus Subscriptions in force at the moment on which this contract comes to an end. There are two possibilities in this respect:

       a. the Service Provider and Station 12 may agree on the transfer, including the conditions relating to such transfer, of all Altus Subscriptions to Station 12. If agreement is reached, transfer of all Altus Subscriptions to Station 12 has to be effected at least 1 (one) week before the moment on which this contract comes to an end. If transfer takes place in accordance with the agreed conditions, the Service Provider shall not owe Station 12 the monthly subscription charges for the remaining contract periods of such transferred Altus Subscriptions;

       b. in the event that transfer does not take place in accordance with the agreed conditions or in the event that no agreement on the transfer or the conditions relating to it, is reached, the Service Provider shall owe Station 12 the monthly subscription charges for the remaining contract periods of its Altus Subscriptions.

CLAUSE 23 / APPLICABLE LAW/ COMPLAINTS AND DISPUTES
----------------------------------------------------

23.1  This contract shall be governed by Dutch law,

23.2 The Service Provider shall deal with all complaints received from End-users about use of the mini-M Service, Altus Subscription and/or Value Added Services, the amount of charges payable and any other matter. If complaints can not be dealt with without the co-operation of or provision of information by Station 12, Station 12 shall cooperate or provide the necessary information.

23.3 Disputes arising from or in connection with this contract shall be submitted to the civil court of law having jurisdiction in The Hague, the Netherlands.

                           In commercial confidence

CLAUSE 24 / NON-DISCLOSURE
--------------------------

24.1 Parties shall treat confidentially all mutual information which comes to their knowledge in connection with this contract regarding their businesses, their products, their services and their End-users and shall not divulge the information or use it for purposes other than those for which it was provided without the prior written permission of the party which has an interest in the confidentiality of the information, except where the information can not reasonably be deemed confidential because of its nature and/or purport. Parties shall comply with the non-disclosure obligations set out in Appendix 8.
                             ----------

24.2 Parties shall ensure that the same confidentiality is observed by their staff and by third parties used by them.

24.3 Clause 24.1 and 24.2 shall continue to apply if this contract expires or is terminated. On expiry or termination, parties shall return all documents and papers obtained from the other party, which they may reasonably assume to be of a confidential nature.

CLAUSE 25 / ASSIGNMENT
----------------------

      Station 12 shall be entitled to assign or transfer any right and/or obligation under this contract without consent of the Service Provider. The Service Provider may not assign or transfer any right and/or obligation under this contract without the prior written consent of Station 12, which consent shall not be unreasonably withheld.

CLAUSE 26 / FINAL PROVISIONS
----------------------------

26.1 Parties shall consult one another about matters which may be significant in connection with this contract, including but not limited to any publicity undertaken jointly or individually.

26.2 Both parties shall refrain from making any statements which suggest a more far-reaching form of co-operation with the other party than is justified on the basis of this contract. In addition, the parties shall refrain from actions which may reasonably be expected to harm the good name of the other party among potential End-users or other third parties, especially where statements are concerned which can reasonably be expected to come to the knowledge of third parties.

26.3 Any claims between parties shall become due immediately upon expiry or termination of this contract.

26.4 This contract forms the entire contract between the parties with respect to the subject matter of this contract and replaces any and all other agreements, proposals, representations, statements or understandings, whether verbal or written, between the parties in relation to the subject matter hereof

                           In commercial confidence

26.5 This contract consists of the cover contract (preamble and articles 1 to 26 inclusive), the covering letter and the appendices, Amendments to the cover contract and to the covering letter shall be binding only if they have been recorded in writing and signed by both parties, unless it is expressly stipulated in the cover contract that a particular provision may be amended unilaterally. The appendices may be amended by Station 12 unilaterally from time to time. In case of any inconsistencies or contradictions between any of the documents which form part of this contract, the order of precedence shall be as follows:
      - covering letter
      - cover contract
      - appendices


DRAWN UP ACCORDINGLY AND SIGNED IN DUPLICATE IN THE HAGUE, ON SEPTEMBER 15 1997.


For PTT Telecom B.V./Station 12                   For SkySite


/s/ RIK LUCHIES                                   /s/ MAYO OVERBECK
-------------------------------                   -----------------------------
Rik Luchies                                       Mayo Overbeck

International Sales Manager                       National Sales Director
U.S.A. & Canada

                                                  Signature:


                                                  /s/ PHIL KERNAN
                                                  -----------------------------
                                                  Phil Kernan
                                                  President & CFO


                                                  Signature:


                                                  /s/ CHARLES MAYNARD
                                                  -----------------------------
                                                  Charles Maynard
                                                  CEO

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